SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 1, 2014

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This current report on Form 8-K/A (Form 8-K/A) amends the current report on Form 8-K of Newmont Mining Corporation (“Newmont” or the “Company”) filed with the Securities and Exchange Commission on December 3, 2013 to report Mr. Simon R. Thompson’s decision not to stand for re-election at the Company’s 2014 Annual Meeting of Stockholders.

Item 5.02(b) — Departure of Directors or Certain Officers.

As previously announced on Form 8-K, dated December 3, 2013, Mr. Simon R. Thompson provided notice to the Board of Directors (the “Board”) of the Company of his intention not to stand for re-election to the Board of Directors at the Company’s 2014 Annual Meeting of Stockholders. It was previously announced that Mr. Thompson’s service as a Director would cease immediately prior to the 2014 Annual Meeting of Stockholders on April 23, 2014. However, Mr. Thompson has been appointed as a non-executive director of Rio Tinto plc and Rio Tinto Limited effective on April 1, 2014. As such, Mr. Thompson has determined that his term as a member of the Newmont Board will cease effective April 1, 2014.

Newmont and the Board express their deepest appreciation to Mr. Thompson for his outstanding and dedicated service to Newmont and for his many contributions to the Board and the committees of the Board, including his prior service as Chairman of the Environmental and Social Responsibility Committee and his commitment to the health, safety and environmental performance of the Company through his prior membership on the Company’s Environmental and Social Responsibility, Operations and Safety Committee and current membership on the Safety and Sustainability Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: April 1, 2014